Exhibit 10.15

[Officer Version II]

UNITED ONLINE, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of United Online, Inc. (the “Corporation”):

Optionee:

Grant Date:	, 201

Exercise Price:	$ per share

Number of Option Shares:	shares

Expiration Date:	, 202

Type of Option:	☐ Incentive Stock Option

☐ Non-Statutory Stock Option

Exercise Schedule:   The Option shall become exercisable in a series of                (      ) successive equal [annual] installments on each of the first          (    ) [one-year] anniversaries of the Award Date upon Optionee’s continuation in Service through each such [annual] vesting date.  Except as may otherwise be provided in the attached Stock Option Agreement, the Option shall not become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the United Online, Inc. 2010 Incentive Compensation Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Human Resources Department at the Corporation’s principal offices at                               .

Optionee may obtain a copy of the official prospectus for the Plan by accessing Optionee’s portfolio on Fidelity’s website (www.fidelity.com).  Optionee may also obtain a printed copy of the prospectus by contacting the Stock Plan Administrator by telephoning                         .

Employment at Will.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement attached as Exhibit A.

DATED:                            , 2011

UNITED ONLINE, INC.

By:

Title:

OPTIONEE

ATTACHMENTS

EXHIBIT A — STOCK OPTION AGREEMENT

EXHIBIT A

UNITED ONLINE, INC.

STOCK OPTION AGREEMENT

RECITALS

A.            The Corporation has implemented the Plan for the purpose of providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

B.            Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.            All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.             Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.             Option Term.  The term of this option shall commence on the Grant Date and continue in effect until the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.             Limited Transferability.

(a)           Except to the limited extent provided in Paragraph 3(b), this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)           If this option is designated a Non-Statutory Option in the Grant Notice, then this option may, with the Plan Administrator’s consent, be assigned in whole or in part during Optionee’s lifetime through a gratuitous transfer to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such

Family Members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.             Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.             Cessation of Service.  The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)           Except as otherwise expressly provided in subparagraphs (b) through (f) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the three (3)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(b)           In the event Optionee ceases Service by reason of his or her death while this option is outstanding, then this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death.  Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the close of business on the last business day coincident with or immediately preceding the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.  Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(c)           Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such cessation of Service.  In no event, however, shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(d)           The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(e)           Should Optionee’s Service be terminated for Cause, or should Optionee engage in any other conduct, while in Service or following cessation of Service, that is materially detrimental to the business or affairs of the Corporation, as determined in the sole discretion of the Plan Administrator, then this option, whether or not vested and exercisable at the time, shall terminate immediately and cease to be outstanding.

(f)            Should Optionee’s Service terminate by reason of an Involuntary Termination within twelve (12) months following a Change in Control and while this option is outstanding, then this option shall remain so outstanding until the close of business on the last business day coincident with or immediately preceding the earliest to occur of (i) the expiration of the twelve (12)-month period measured from the date of such Involuntary Termination, (ii) the termination of the option in accordance with Paragraph 6(b) or (iii) the Expiration Date.

(g)           During the limited period of post-Service exercisability provided under this Paragraph 5, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is at the time vested and exercisable.  Except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee, this option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 6 below, following Optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the close of business on the last business day coincident with or immediately preceding the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

6.             Special Acceleration of Option.

(a)           This option, to the extent outstanding at the time of an actual Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock.  However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) this option is to be assumed by the successor entity (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) this option is to be replaced with an economically-equivalent substitute equity award or (iii) this option is to be replaced with a cash retention program of the successor entity (or parent thereof) which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time vested and exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same Exercise Schedule for those Option Shares set forth in the Grant Notice. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder.

(b)           Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c)           If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor entity (or parent thereof) may, in connection with the assumption or continuation of this option, but subject to the Plan Administrator’s approval prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange.

(d)           Immediately upon an Involuntary Termination of Optionee’s Service within twelve (12) months following a Change in Control in which this option is assumed or otherwise continued in effect, this option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically vest and become exercisable on an accelerated basis as to an additional number of Option Shares equal to the greater of (i) an additional [                ] of the total number of Option Shares or (ii) the additional number of Option Shares for which this option would have otherwise, in accordance with the normal Exercise Schedule, been vested and exercisable at the time of such Involuntary Termination had Optionee completed an additional period of Service equal in duration to the actual period of Service completed by Optionee between the Grant Date and the date of such Involuntary Termination and had the option become exercisable for the Option Shares in successive equal monthly installments over the duration of the Exercise Schedule.  In no event, however, shall the number of additional Option Shares for which this option becomes exercisable on such an accelerated basis exceed the number of Option Shares for which this option is not otherwise exercisable at the time of such Involuntary Termination in accordance with the normal Exercise Schedule. The balance credited to any cash retention program maintained for Optionee pursuant to Paragraph 6(a) at the time of his or her Involuntary Termination within twelve (12) months following a Change in Control shall also vest and become immediately payable on a partially-accelerated basis in accordance with the same vesting-acceleration formula set forth above for the Option Shares.

(e)           This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.             Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) above shall be controlling.

8.             Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.             Manner of Exercising Option.

(a)           In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)            Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation, either directly or through an on-line internet transaction with a brokerage firm authorized by the Corporation to effect such option exercises, of the exercise of this option for one or more Option Shares.

(ii)           Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)          cash or check made payable to the Corporation; or

(B)           shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C)           through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of all or a sufficient portion of the purchased shares so that such brokerage firm can remit to the Corporation, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Withholding Taxes and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii)          Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)          Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable Withholding Taxes.

(b)           As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares (either in paper or electronic form), with the appropriate legends affixed thereto.

(c)           In no event may this option be exercised for any fractional shares.

10.           Compliance with Laws and Regulations.

(a)           The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock is listed for trading at the time of such exercise and issuance.

(b)           The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

11.           Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12.           Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices and directed to the attention of the Stock Plan Administrator.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Corporation’s employee records or shall be delivered electronically to Optionee through the Corporation’s electronic mail system.  All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.           Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.           Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to California’s conflict-of-laws rules.

15.           Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.  In no event shall the option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

16.           Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)           This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)           No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)           Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d)           Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.

17.           Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to remain in Employee status for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Employee status at any time for any reason, with or without Cause.

18.           Plan Prospectus.  Optionee may obtain a copy of the official prospectus for the Plan by accessing Optionee’s portfolio on Fidelity’s website (www.fidelity.com).  Optionee may also obtain a printed copy of the prospectus by contacting the Stock Plan Administrator by telephoning                         .

19.           Optionee Acceptance.  Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation.  In no event shall this option be exercised in the absence of such acceptance.

IN WITNESS WHEREOF, United Online, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated in the Grant Notice.

UNITED ONLINE, INC.

By:

Title:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.            Agreement shall mean this Stock Option Agreement.

B.            Board shall mean the Corporation’s Board of Directors.

C.            Cause shall mean Optionee’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for a termination for Cause.

D.            Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)    the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

(ii)   the closing of a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership

(within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders,

(iv)  a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or a sale, transfer or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof, or

(v)   a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been appointed or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such appointment or nomination.

E.             Code shall mean the Internal Revenue Code of 1986, as amended.

F.             Common Stock shall mean shares of the Corporation’s common stock.

G.            Corporation shall mean United Online, Inc., a Delaware corporation, and any successor entity to all or substantially all of the assets or voting stock of United Online, Inc. which shall by appropriate action adopt the Plan.

H.            Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary) subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.              Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.             Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K.            Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

L.             Expiration Date shall mean the date specified in the Grant Notice for measuring the maximum term for which the option may remain outstanding.

M.           Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N.            Family Member shall mean any of the following members of Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

O.            Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

P.             Grant Notice shall mean the Notice of Grant of Stock Option informing Optionee of the basic terms of the option subject to this Agreement.

Q.            Involuntary Termination shall mean the termination of Optionee’s Service by reason of:

(i)            Optionee’s involuntary dismissal or discharge by the Corporation for reasons other than for Cause, or

(ii)           Optionee’s voluntary resignation following (A) a material reduction in the scope of his or her day-to-day responsibilities with the Corporation (or any Parent or Subsidiary) it being understood that a change in such individual’s title shall not, in and of itself, be deemed a material reduction, (B) a material reduction in Optionee’s base salary, which shall be deemed to occur if such reduction is more than fifteen percent (15%), or (C) a material relocation of Optionee’s principal place of employment, which shall be deemed to occur if such relocation is more than fifty (50) miles; provided, however, that Optionee’s resignation for any of the foregoing reasons shall constitute an Involuntary Termination only if the following requirements are satisfied: (x) Optionee provides written notice of the clause (A), (B) or (C) event to the Corporation (or the Parent or Subsidiary employer) within thirty (30) days after the occurrence of that event, (y) the Corporation (or the Parent or Subsidiary employer) fails to take appropriate remedial action to remedy such event within thirty (30) days after receipt of such notice and (z) Optionee resigns from his or her employment with the Corporation (or the Parent or Subsidiary employer) within ninety (90) days following the initial occurrence of the clause (A), (B) or (C) event.

R.            1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

S.             Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T.            Notice of Exercise shall mean the notice of option exercise in the form authorized by the Corporation.

U.            Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

V.            Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

W.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.            Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

Y.            Plan shall mean the Corporation’s 2010 Incentive Compensation Plan, as amended from time to time.

Z.            Plan Administrator shall mean the Compensation Committee of the Board (or a subcommittee thereof) acting in its capacity as administrator of the Plan.

AA.        Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Optionee performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the

Corporation’s written policy on leaves of absence in effect at the time of such leave, no Service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.

BB.          Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

CC.          Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

DD.         Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the exercise of the option.